Exhibit 23.3

                             James W. McLeod, P.Geo
                                 5382 Aspen Way
                          Delta, B.C., Canada, V4K 3S3
                               Phone: 604 946-6979
                                Fax: 604 946-6954
                               mcleodja@dccnet.com

U.S. Securities and Exchange Commission
450, 5th Street, NW
Washington, D.C. 20549


                                     CONSENT

I, James W. McLeod, P.Geo., am the author of a Report entitled "Review and Recommendations, For Jeannie, 1-4 Mineral Claims, Mt. Kruger Project Area, Okanogan County, Washington, USA", dated December 14, 2006, prepared for Rite Time Mining, Inc.

This is to confirm that I consent to the filing of the For Jeannie 1-4 Mineral Claims Project Report with the US Securities and Exchange Commission, namely an SB-2 registration statement.

I also consent to Rite Time Mining, Inc. distributing copies of the Report to its shareholders or prospective investors, and to the disclosure of the Report on their website for electronic viewing.

Dated at Delta, B.C., Canada, this 14th day of December, 2006




                                           /s/James W. McLeod
                                           -----------------------------
                                           James W. McLeod
                                           Consulting Geologist